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                                                                   EXHIBIT 10.62

                                                                       stamps
                                                                            .com

                               October 23, 2000


Bruce Coleman
Taos, New Mexico



Dear Bruce,

On behalf of Stamps.com Inc. (the "Company"), I am pleased to offer you the
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position of Chief Executive Officer.

The terms of your new position with the Company are as set forth below:

          1.   Position.
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               a.   You will become Chief Executive Officer for the Company
                    working out of the Company's Santa Monica corporate offices. You will assume responsibility for all aspects of the Company's operations, including such duties as may be required by the Company's Board of Directors.

                b. During the term of your employment, you agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company.

          2.   Start Date. Subject to fulfillment of any conditions imposed by
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               this letter agreement, you will commence this new position with the Company as soon as possible and in no event later than October 30, 2000.

          3.   Proof of Right to Work. For purposes of federal immigration law,
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               you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

          4.   Compensation.
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               Base Salary.  You will be paid a monthly salary of $35,000.  Your
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               salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy.

          5.   Stock Options.
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               Grant. The Company will grant you an option under the Company's
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               1999 Stock Incentive Plan to purchase 100,000 shares of the
               Company's Common Stock, with an exercise price equal to the closing price on Nasdaq of the Company's Common Stock on your start date. Additionally, the Company will grant you an option under the Company's 1999 Stock
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October 23, 2000                                                      stamps
Page 2                                                                     .com

               Incentive Plan to purchase 25,000 shares of the Company's Common Stock, with an exercise price equal to $10.00 per share. Each option will be an incentive stock option to the maximum extent allowed by the tax code.

               Vesting. Both of your options will vest over a period of six
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               months (six equal monthly installments) beginning with your start date. Vesting is contingent upon your continued employment with the Company.

               Change in Control Provision. Your options will include a change
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               in control provision, which provides for full vesting
               acceleration upon a change in control of the Company. A "change in control" shall be defined as (i) an acquisition, merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or consolidation, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company.


               Electronic Delivery of Grant Documentation. A third-party
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               administers the Company's stock incentive plans. Following your grant date, your stock option information will be provided to the plan administrator and the administrator will deliver an email to you which contains a personal password that allows you to access your options information through the administrator's web site. Included in your secure account will be your specific stock option grant information. Also available on the administrator's web site will be the general terms of your grant, including the terms of the change in control provision. You will consummate all stock options transactions through this administrator's web site. By signing this letter, you agree to the electronic delivery of your stock option grant documentation as described above.

          6.   Benefits.
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               a.   Insurance Benefits. The Company will provide you with
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                    standard medical and dental insurance benefits available to all employees of the Company.

               b.   Vacation. You are entitled to standard vacation benefits
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                    available to all employees of the Company.

               c.   Cost Reimbursement. The Company agrees to reimburse you for
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                    reasonable living expenses incurred by you for living in the
                    Los Angeles area in connection with your employment with the Company. In addition, the Company agrees to reimburse you for travel expenses related to travel to and from your residence in Taos, New Mexico.

          7.   Confidential Information and Invention Assignment Agreement. Your
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               acceptance of this offer and commencement of employment with the
               Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality Agreement"),
                                                   -------------------------
               prior to or on your start date.

          8.   Confidentiality of Terms. You agree to follow the Company's
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               strict policy that employees must not disclose, either directly or indirectly, any information, including any

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Page 3                                                                    .com


               of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

          9.   At-Will Employment. Your employment with the Company will be on
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               an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.

          10.  Offer Expiration.   This offer is valid through October 25, 2000.
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     We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to the undersigned, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, set forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

                                        Very truly yours,

                                        Stamps.com Inc.

                                        By: /s/ Michael Zuercher
                                            --------------------
                                        Title: Secretary


ACCEPTED AND AGREED:


BRUCE COLEMAN

/s/ Bruce Coleman
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Signature


10/25/2000
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Date

Enclosure:  Confidential Information and Invention Assignment Agreement

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